Exhibit 8.01

Subsidiaries of the Registrant

Subsidiary		List of Subsidiaries Jurisdiction of Organization	Name Under Which the Subsidiary Does Business

BRF Energia S.A.		Brazil	BRF Energia S.A.
BRF GmbH		Austria	BRF GmbH
BRF Foods LLC	(h)	Russia	BRF Foods LLC
BRF France SARL		France	BRF France SARL
BRF Global Company Nigeria Ltd.		Nigeria	BRF Global Company Nigeria Ltd.
BRF Global Company South Africa Proprietary Ltd.		South Africa	BRF Global Company South Africa Proprietary Ltd.
BRF Global Company Nigeria Ltd.		Nigeria	BRF Global Company Nigeria Ltd.
BRF Global GmbH	(b)	Austria	BRF Global GmbH
BRF Foods LLC	(h)	Russia	BRF Foods LLC
Qualy 5201 B.V.	(b)	The Netherlands	Qualy 5201 B.V.
Xamol Consultores Serviços Ltda.		Portugal	Xamol Consultores Serviços Ltda.
BRF Japan KK		Japan	BRF Japan KK
BRF Korea LLC		Korea	BRF Korea LLC
BRF Shanghai Management Consulting Co. Ltd.		China	BRF Shanghai Management Consulting Co. Ltd.
BRF Shanghai Trading Co. Ltd.		China	BRF Shanghai Trading Co. Ltd.
BRF Singapore PTE Ltd.		Singapore	BRF Singapore PTE Ltd.
BRF Germany GmbH		Germany	BRF Germany GmbH
BRF GmbH Turkiye Irtibat		Turkey	BRF GmbH Turkiye Irtibat

BRF Holland B.V.		The Netherlands	BRF Holland B.V.
Campo Austral S.A.	(m)	Argentina	Campo Austral S.A.
Eclipse Holding Cöoperatief U.A.		The Netherlands	Eclipse Holding Cöoperatief U.A.
BRF B.V.		The Netherlands	BRF B.V.
ProudFood Lda	(j)	Angola	ProudFood Lda
BRF Hungary LLC		Hungary	BRF Hungary LLC
BRF Iberia Alimentos SL		Spain	BRF Iberia Alimentos SL
BRF Invicta Ltd.	(l)	England	BRF Invicta Ltd.
Invicta Food Products Ltd.		England	Invicta Food Products Ltd.
BRF Wrexham Ltd.		England	BRF Wrexham Ltd.
Invicta Food Group Ltd.	(b)	England	Invicta Food Group Ltd.
Invicta Foods Ltd.		England	Invicta Foods Ltd.
Invicta Foodservice Ltd.		England	Invicta Foodservice Ltd.
Universal Meats (UK) Ltd.	(b)	England	Universal Meats (UK) Ltd.
BRF Italia SPA		Italy	BRF Italia SPA
Compañía Paraguaya Comercial S.A.		Paraguay	Compañía Paraguaya Comercial S.A.
Campo Austral S.A.	(m)	Argentina	Campo Austral S.A.
Itega S.A.		Argentina	Itega S.A.
Eclipse Holding Cöoperatief U.A.		The Netherlands	Eclipse Holding Cöoperatief U.A.
Buenos Aires Fortune S.A.		Argentina	Buenos Aires Fortune S.A.
Campo Austral S.A.	(m)	Argentina	Campo Austral S.A.
Eclipse Latam Holdings		Spain	Eclipse Latam Holdings
Buenos Aires Fortune S.A.		Argentina	Buenos Aires Fortune S.A.
Campo Austral S.A.	(m)	Argentina	Campo Austral S.A.

Campo Austral S.A.	(m)	Argentina	Campo Austral S.A.
Itega S.A.		Argentina	Itega S.A.
Golden Foods Poultry Limited		Thailand	Golden Foods Poultry Limited
Golden Poultry Siam Limited		Thailand	Golden Poultry Siam Limited
Golden Poultry Siam Limited		Thailand	Golden Poultry Siam Limited
BRF Thailand Limited		Thailand	BRF Thailand Limited
BRF Feed Thailand Limited		Thailand	BRF Feed Thailand Limited
Golden Foods Sales (Europe) Limited		England	Golden Foods Sales (Europe) Limited
Golden Quality Foods Europe BV		The Netherlands	Golden Quality Foods Europe BV
Golden Quality Foods Netherlands BV		The Netherlands	Golden Quality Foods Netherlands BV
Golden Foods Siam Europe Limited	(b)	England	Golden Foods Siam Europe Limited
Golden Quality Poultry (UK) Ltd		England	Golden Quality Poultry (UK) Ltd
Perdigão Europe Lda.		Portugal	Perdigão Europe Lda.
Perdigão International Ltd.		Cayman Island	Perdigão International Ltd.
BFF International Ltd.		Cayman Island	BFF International Ltd.
Highline International	(a)	Cayman Island	Highline International
Sadia Overseas Ltd.	(q)	Cayman Island	Sadia Overseas Ltd.
ProudFood Lda	(j)	Angola	ProudFood Lda
Sadia Chile S.A.		Chile	Sadia Chile S.A.
Sadia Foods GmbH		Germany	Sadia Foods GmbH
SATS BRF Food PTE Ltd.		Singapore	SATS BRF Food PTE Ltd.
BRF Global Namíbia		Namibia	BRF Global Namíbia
Wellax Food Logistics C.P.A.S.U. Lda.		Portugal	Wellax Food Logistics C.P.A.S.U. Lda.
BRF Luxembourg Sarl	(f)	Luxembourg	BRF Luxembourg Sarl

BRF Austria GmbH	(f)	Austria	BRF Austria GmbH
One Foods Holdings Ltd	(d) (f)	United Arab Emirates	One Foods Holdings Ltd
Al-Wafi Food Products Factory LLC	(e) (f)	United Arab Emirates	Al-Wafi Food Products Factory LLC
Badi Ltd.	(e) (f)	United Arab Emirates	Badi Ltd.
Al-Wafi Al-Takamol International for Foods Products	(e) (f)	Saudi Arabia	Al-Wafi Al-Takamol International for Foods Products
BRF Al Yasra Food K.S.C.C. ("BRF AFC")	(e) (f)	Kuwait	BRF Al Yasra Food K.S.C.C. ("BRF AFC")
BRF Foods GmbH	(e) (f)	Austria	BRF Foods GmbH
Al Khan Foodstuff LLC ("AKF")	(c) (e)	Oman	Al Khan Foodstuff LLC ("AKF")
FFM Further Processing Sdn. Bhd.	(e) (f)	Malaysia	FFM Further Processing Sdn. Bhd.
SHB Comércio e Indústria de Alimentos S.A.	(e) (f)	Brazil	SHB Comércio e Indústria de Alimentos S.A.
TBQ Foods GmbH	(i) (n)	Austria	TBQ Foods GmbH
Banvit Bandirma Vitaminli	(n) (p)	Turkey	Banvit Bandirma Vitaminli
Banvit Enerji ve Elektrik Üretim Ltd. Sti.	(n)	Turkey	Banvit Enerji ve Elektrik Üretim Ltd. Sti.
Banvit Foods SRL	(n)	Romania	Banvit Foods SRL
Nutrinvestments BV	(n)	The Netherlands	Nutrinvestments BV
Banvit ME FZE	(n)	United Arab Emirates	Banvit ME FZE
Banvit Foods SRL	(n)	Romania	Banvit Foods SRL
BRF Malaysia Sdn Bhd	(k)	Malaysia	BRF Malaysia Sdn Bhd
Federal Foods LLC	(e) (f)	United Arab Emirates	Federal Foods LLC
Federal Foods Qatar	(e) (f)	Qatar	Federal Foods Qatar
SHB Comércio e Indústria de Alimentos S.A.	(e) (f)	Brazil	SHB Comércio e Indústria de Alimentos S.A.
BRF Hong Kong LLC	(g)	Hong Kong	BRF Hong Kong LLC
Establecimiento Levino Zaccardi y Cia. S.A.	(a)	Argentina	Establecimiento Levino Zaccardi y Cia. S.A.

BRF Pet S.A.	(o)	Brazil	BRF Pet S.A.
PP-BIO Administração de bem próprio S.A.		Brazil	PP-BIO Administração de bem próprio S.A.
PSA Laboratório Veterinário Ltda.		Brazil	PSA Laboratório Veterinário Ltda.
Sino dos Alpes Alimentos Ltda.	(a)	Brazil	Sino dos Alpes Alimentos Ltda.
PR-SAD Administração de bem próprio S.A.		Brazil	PR-SAD Administração de bem próprio S.A.
Quickfood S.A.		Argentina	Quickfood S.A.
Sadia Alimentos S.A.		Argentina	Sadia Alimentos S.A.
Avex S.A.		Argentina	Avex S.A.
Sadia International Ltd.		Cayman Island	Sadia International Ltd.
Sadia Chile S.A.		Chile	Sadia Chile S.A.
Sadia Uruguay S.A.		Uruguay	Sadia Uruguay S.A.
Avex S.A.		Argentina	Avex S.A.
Compañía Paraguaya Comercial S.A.		Paraguay	Compañía Paraguaya Comercial S.A.
Sadia Alimentos S.A.		Argentina	Sadia Alimentos S.A.
Sadia Overseas Ltd.	(q)	Cayman Island	Sadia Overseas Ltd.
Sadia Uruguay S.A.		Uruguay	Sadia Uruguay S.A.
UP Alimentos Ltda.		Brazil	UP Alimentos Ltda.
Vip S.A. Empreendimentos e Participações Imobiliárias		Brazil	Vip S.A. Empreendimentos e Participações Imobiliárias
Establecimiento Levino Zaccardi y Cia. S.A.	(a)	Argentina	Establecimiento Levino Zaccardi y Cia. S.A.
PSA Laboratório Veterinário Ltda.		Brazil	PSA Laboratório Veterinário Ltda.
Sino dos Alpes Alimentos Ltda.	(a)	Brazil	Sino dos Alpes Alimentos Ltda.

(a) Dormant subsidiaries.

(b) The wholly-owned subsidiary BRF Global GmbH, operates as a trading in the European market and owns 101 direct subsidiaries in Madeira Island, Portugal, with an investment as of December 31, 2017 of R$3,617 (R$3,301 as of December 31, 2016) and a direct subsidiary in Den Bosch, The Netherlands, denominated Qualy 20 with an investment as of December 31, 2017 of R$6,471 (R$6,638 as of December 31, 2016). The wholly-owned subsidiary Qualy 5201 B.V. owns 212 subsidiaries in The Netherlands being the amount of this investment as of December 31, 2017 of R$20,210 (R$18,234 as of December 31, 2016). The indirect subsidiary Invicta Food Group Ltd. owns 120 direct subsidiaries in Ashford, England, with an investment of R$128,616 as of December 31, 2017 (R$112,471 as of December 31, 2016). The indirect subsidiary Universal Meats (UK) Ltd owns 99 direct subsidiaries in Ashford, England with an investment of R$41,636 as of December 1, 2017 (R$37,486 as of December 31, 2016). The indirect subsidiary Golden Foods Siam Europe Ltd (GFE) owns 32 subsidiaries in Ashford. England with an investment of R$16 as of December 31, 2017 (R$114,068 as of December 31, 2016). The purpose of these subsidiaries is to operate in the European market to increase the Company’s market share, which is regulated by a system of poultry and turkey meat import quotas.

(c) On January 02, 2017, disposal of subsidiary to BRF Foods GmbH.
(d) On January 11, 2017, establishment of equity interest.
(e) On January 12, 2017, acquisition of equity interest by One Foods Holdings Ltd. On December 31, 2016 such equity interests were held by wholly-owned subsidiary BRF GmbH.

(f) On January 13, 2017, with investment in SHB through capital increase in direct subsidiaries. On December 31, 2016, SHB’s equity interest was held by BRF S.A. (99.00%) and by wholly-owned subsidiary PSA Laboratório Veterinário Ltda (1.00%).

(g) On January 13, 2017, establishment of equity interest.
(h) On February 28, 2017, acquisition of equity interest by BRF GmbH and BRF Global GmbH. On December 31, 2016, such equity interest was held by wholly-owned subsidiary Sadia Foods GmbH.
(i) On March 08, 2017, establishment of the subsidiaries TBQ Foods GmbH.
(j) On March 31, 2017, establishment of equity interest, 90% held by the subsidiary BRF GmbH and 10% held by the subsidiary BRF Holland B.V., both wholly-owned subsidiary.
(k) On April 10, 2017, disposal of 100% of equity interest to One Foods Holdings Ltd.
(l) On April 18, 2017, acquisition of 7.16% of equity interest.
(m) On April 27,2017, change in equity interest of the subsidiaries of Campo Austral, as a result of the conclusion of the merger process started a November 01, 2016.
(n) On May 25, 2017, subsidiary TBQ Foods GmbH acquired 79.48% of the shares issued by Banvit Bandirma Vitaminli Yem Sanayii A.S..
(o) On June 21, 2017, change name and corporate purpose of K&S Alimentos S.A. to BRF Pet S.A..
(p) On August 11, 2017, concluded the acquisition of part of the shares issued by Banvit Bandirma Vitaminli Yem Sanayii S.A., and thus holds 91.71% of the equity interest.
(q) On December 11, 2017, change in equity interest of the Sadia Overseas Ltd.